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                                FORM OF AGREEMENT           EXHIBIT 10.4
                     REGARDING EMPLOYMENT/COMPENSATION UPON
                                CHANGE IN CONTROL


     THIS AGREEMENT is entered into as of ____________, 1997, by and between HEI, INC., a Minnesota corporation (herein called the "Company"), and ____________________ (herein called the "Executive").

     WHEREAS, Executive has been employed by the Company for several years and is currently its _____________________; and

     WHEREAS, Executive is a very important and valuable employee and the Company desires to keep Executive in its service; and

     WHEREAS, the Company desires to provide suitable compensation to the Executive should his employment be terminated or substantially changed as a result of a "Change in Control" as defined herein; and

     WHEREAS, Executive acknowledges that this is not an employment agreement, but is solely intended to provide for employment security and compensation in the event of any Change in Control of the Company in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     (a)  "Change in Control" shall mean:

               (i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

               (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or


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               (iii)  approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

               (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding stock; or

               (v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two- thirds of the directors then still in office who are directors at the beginning of the period; or

               (vi) the adoption by the Board of Directors of a resolution declaring that a Change in Control has occurred.

     (b)  "Cause" shall mean clear and convincing evidence of:

               (i) material dishonesty by the Executive involving the employer;

               (ii) failure or refusal to perform a material requirement of the Executive's duties, or failure or refusal to comply with a reasonable, important general policy of the Company, after receipt by the Executive of written notice specifying in detail the failure or refusal, and a reasonable time in which to perform; or

               (iii) Executive's (a) death or (b) disability (by reason of physical or mental disease, defect, accident or illness) such that Executive is or, in the opinion of two independent physicians, one selected by the Company and one by the Executive or his representative, for purposes of making this determination, will be unable for an aggregate of 180 or more days during any continuous 12-month period to render the services required of him in his then current position with the Company.

     (c)   "Competitive Activities" shall mean:

               (i) directly or indirectly engaging in, continuing in, or carrying on any business which substantially competes with the business conducted by the Company;

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               (ii)   soliciting or accepting orders for business from any
          persons (whether individuals or entities) who were customers of the Company during the one-year period prior to Executive's termination of employment or inducing or attempting to induce such persons to terminate or modify their relationship with the Company for such business; or

               (iii) offering, soliciting or agreeing to employ an employee of the Company, or inducing or attempting to induce such an employee to quit his or her employ with the Company, without the prior written consent of the Company;

          Provided, however, that the term "Competitive Activities" shall not include the ownership of securities of corporations which are listed on a national securities exchange or quoted on a national over-the-counter market in an amount not exceeding 2% of the outstanding shares of any such corporation.

     (d) "Confidential Information" shall mean confidential business information, which information gives, or has the potential of giving, actual or potential economic value to the Company by not being generally known, or readily ascertainable, by the Company's competitors, and which information the Company has taken, and will continue to take, reasonable steps to maintain confidential vis-a-vis its competitors; provided, however, nothing in this Agreement shall limit the time periods during which Executive and others shall not misappropriate or threaten to misappropriate the Company's trade secrets as protected under Minnesota law.

     (e)  "Date of Termination" shall mean:

               (i) if this Agreement is terminated by the Company for disability, 90 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 90 day period); or

               (ii) if the Executive's employment is terminated by the Company for any other reason, 90 days after Notice of Termination is given; provided, however, that if within 90 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order, or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

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     (f)  "Good Reason" shall mean any of the following (without Executive's express written consent):

               (i) Assignment to Executive by the Company of duties inconsistent with Executive's position, duties, responsibilities, and status with the Company immediately prior to a Change in Control of the Company, or a change in Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of Executive from or any failure to reelect or reappoint Executive to any of such positions, except in connection with the termination of his employment for disability, retirement, or Cause or as a result of Executive's death or by Executive other than for Good Reason;

               (ii) A reduction by the Company of Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase Executive's base salary (within 12 months of Executive's last increase in base salary) after a Change in Control of the Company in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive officers of the Company effected during the preceding 12 months;

               (iii) Any failure by the Company to continue in effect, or to provide a comparable substitute for, any benefit plan or arrangement (including, without limitation, any profit sharing plan, executive supplemental medical plan, group life insurance plan, and medical, dental, accident, and disability plans) in which Executive is participating at the time of a Change in Control of the Company (or any other plans providing Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), the taking of any action by the Company that would adversely affect Executive's participation in or materially reduce Executive's benefits under any such Benefit Plan or deprive Executive of any material fringe benefit enjoyed by Executive at the time of a Change in Control of the Company;

               (iv) Any failure by the Company to continue in effect, or to provide a comparable substitute for, any incentive plan or arrangement (including, without limitation, any incentive compensation plan, long-term incentive plan, bonus or contingent bonus arrangements or credits, the right to receive performance awards, or similar incentive compensation benefits) in which Executive is participating, or is eligible to participate, at the time of a Change in Control of the Company (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect Executive's participation in any

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          such Incentive Plan, expressed as a percentage of his base salary, by more than ten percentage points in any fiscal year as compared to the immediately preceding fiscal year;

               (v) Any failure by the Company to continue in effect, or to provide a comparable substitute for, any plan or arrangement to receive securities of the Company (including, without limitation, any stock option plan or any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock, or grants thereof) in which Executive is participating, or is eligible to participate, at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such Securities Plan;

               (vi) If at the time of a Change in Control of the Company Executive is employed at the Company's principal executive offices, a relocation of such principal executive offices to a location more than fifty miles outside of the Minneapolis-St. Paul Metropolitan Area or, if Executive is not employed at the Company's principal executive offices, Executive's relocation to any place other than the location at which the Executive performed Executive's duties prior to a Change in Control of the Company, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations at the time of a Change in Control of the Company;

               (vii) Any failure by the Company to provide Executive with at least the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

               (viii) Any material breach by the Company of any provision of this Agreement;

               (ix) Any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

               (x) Any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 1(g) hereof.

     (g) "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claiming to provide a basis for termination of the Executive's employment under the

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          provisions so indicated.  Any termination by the Company pursuant to this Agreement shall be communicated by Notice of Termination. For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     2. TERM. This Agreement shall become effective immediately upon execution and shall be in effect until August 31, 1998, and shall be renewed automatically for each subsequent one-year period unless either the Executive or the Company gives written notice to the other party on or before the June 1st immediately preceding the expiration date, or, if a Change in Control has occurred, this Agreement shall be in effect for a period of two (2) years following the date of the Change in Control.

     3. SEPARATE EMPLOYMENT ARRANGEMENTS. Executive is, and shall be, employed by the Company solely upon the existing arrangements which are separate from this Agreement, as those employment arrangements hereafter may be amended by the parties. The parties expressly acknowledge and agree that this Agreement is not intended to be an employment agreement.

     4. PARTICIPATION IN OTHER EXECUTIVE BENEFIT PLANS. Nothing in this Agreement shall in any manner modify, impair, or affect the existing or future rights or interests of Executive (a) to receive any employee benefits from the Company to which he would otherwise be entitled or (b) as a participant in any incentive, profit-sharing or bonus plan, stock option plan or pension plan of the Company. The rights and interests of Executive to any employee benefits or as a participant or beneficiary in or under any or all such plans shall continue in full force and effect. Executive shall have the right at any future time to become a participant or beneficiary under or pursuant to any and all such plans. Any compensation payable under this Agreement shall not be deemed salary or other compensation to Executive for purposes of any retirement plans maintained by the Company or for purposes of any other fringe benefit obligations of the Company.

     5. NONASSIGNABILITY OF BENEFITS. Executive shall not transfer, assign, encumber, or otherwise dispose of his right to receive payments hereunder and, in the event of any attempted transfer or assignment, the Company shall have no further liability to Executive under this Agreement.

     6. PAYMENTS AND BENEFITS UPON A CHANGE IN CONTROL. If Executive is employed by the Company upon the occurrence of a Change in Control, the following provisions shall govern:

               (a) The Executive shall continue to be employed for twenty-four (24) months with substantially the same duties, compensation, and benefits in the same geographic location as existed just prior to the Change in Control.

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               (b)    The Executive may terminate his employment during the
          twenty-four (24) months following the Change in Control for Good Reason as defined herein, and, upon such termination, shall receive from the Company in a lump sum, in cash, on the fifth (5th) day following the Date of Termination, an amount equal to two (2) times the Executive's "annualized includable compensation for the base period" (as defined in Section 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code")), but, in any event, the Executive shall not engage in Competitive Activities for two years following the Date of Termination and shall not divulge at any time Confidential Information about the Company.

               (c) If the Company terminates the Executive's employment other than for Cause as defined herein, the Executive shall receive as severance pay in a lump sum, in cash, on the fifth (5th) day following the Date of Termination, an amount equal to two (2) times the Executive's "annualized includable compensation for the base period" (as defined in Section 280G(d) of the Code), but, in any event, the Executive shall not engage in Competitive Activities for two years following the Date of Termination and shall not divulge at any time Confidential Information about the Company.

               (d) The Executive may terminate his employment upon at least three months' notice at the end of the first twelve (12) months of employment after the Change in Control for other than Good Reason, thereby waiving any further benefits hereunder except a severance benefit of three months salary and a prorated portion of annual bonus, provided that the Executive then agrees not to hire or attempt to hire any employee of the Company during the twelve (12) month period following the termination of employment, but, in any event, the Executive shall not divulge at any time any Confidential Information about the Company.

               (e) If the Executive terminates his employment during the 24-month period following the change in Control otherwise than under any of paragraphs (b) or (d) of this Section 6, the Executive shall not be entitled to any payments for any period after the end of the employment, shall not receive any severance benefit, and shall not engage in any Competitive Activities during the balance of the twenty-four (24) month period, but, in any event, the Executive shall not divulge at any time any Confidential Information about the Company.

               (f) If the Executive holds any options to purchase stock of the Company after a Change in Control, such options shall become immediately exercisable in full and the Executive shall be entitled to exercise such options until the expiration date provided for in the related stock option agreement.

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               (g)    If the lump sum severance payment provided for under this
          Section 6, calculated as set forth above, either alone or together with other payments which the Executive has the right to receive from the Company, would constitute an "excess parachute payment" (as defined in Section 280G of the Code), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 6 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 6(g) pursuant to the foregoing sentence shall be made by the Executive in good faith, and such determination shall be conclusive and binding on the Company.

               (h) In the event of termination of Executive's employment under paragraph (b), (c), or (d) of this Section 6, Executive shall be entitled to continue to participate in the Company's group medical, dental, life and disability plans on the same basis as Executive participated immediately prior to the Notice of Termination for a period of two (2) years following the Date of Termination. Executive shall be responsible for payment of premiums to the same extent as prior to the Notice of Termination. In the event that Executive becomes eligible for or obtains substantially equivalent coverage from another source, the Company's obligation under this paragraph 6(h) shall terminate.

     7. ENTIRE AGREEMENT; HEADINGS. This Agreement is the entire Agreement between the parties on its subject matter and shall be deemed to supersede any other agreements allegedly made between the parties regarding the subject matter. The parties represent that no other such agreements or understandings exist. Headings shall not be utilized in any interpretation of this Agreement.

     8. RESOLUTION OF DISPUTES. Any dispute or claim arising out of this Agreement, or breach thereof, shall be decided by arbitration, under the commercial arbitration rules of the American Arbitration Association ("AAA"), and shall be conducted in the Minneapolis, Minnesota, metropolitan area. This agreement to arbitrate shall be specifically enforceable. Any decision rendered by the arbitrator shall be final and binding, and judgment may be entered upon it by any court having jurisdiction. Nothing herein contained shall bar either party from seeking equitable remedies in a court of appropriate jurisdiction.

     9. NOTICES. Any notice or other communication provided for herein or given hereunder shall be in writing and shall be delivered in person or, in the case of the Company, to the Board of Directors, or mailed by first class registered or certified mail, postage prepaid, addressed to the Company at its registered office in the State of Minnesota and addressed to the Executive or any other person at the last known address of such person appearing on the books of the Company.

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     10.  AMENDMENT.  This Agreement may not be changed, modified or amended except in writing signed by both parties.

     11. WAIVER OF BREACH. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     12. INVALIDITY OF ANY PROVISION. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Company, its successors and assigns, and Executive, his heirs, legal representatives and assigns.

     14. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the laws of such state.

     15. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              HEI, INC.


Dated:                    , 1997         By
      --------------------                  ------------------------------------
                                            Its
                                                --------------------------------


Dated:                    , 1997         By
      --------------------                  ------------------------------------
                                            Its
                                                --------------------------------


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